As filed with the Securities and Exchange Commission on December 5, 2023.

Registration No. 333-45722

Registration No. 333-140147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO:

FORM SB-2 REGISTRATION STATEMENT NO. 333-45722

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM SB-2 REGISTRATION STATEMENT NO. 333-140147

UNDER THE SECURITIES ACT OF 1933

Orbital Infrastructure Group, Inc.

(Exact name of registrant as specified in its charter)

Texas	1731	84-1463284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number )	(I.R.S. Employer Identification Number)

5444 Westheimer Road

Suite 1650

Houston, TX 77056

(832) 467-1420

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. O’Neil, Chief Executive Officer

Orbital Infrastructure Group, Inc.

5444 Westheimer Road

Suite 1650

Houston, TX 77056

(832) 467-1420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosebud Nau, Esq.

Haynes and Boone, LLP

2801 N. Harwood Street

Suite 2300

Dallas, Texas 75201

(214) 651-5000

Approximate date of commencement of proposed sale to the public: N/A. Removal from registration of securities that were not sold pursuant to these registration statements.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment is being filed by Orbital Infrastructure Group, Inc. (the “Company”) to deregister all securities remaining unsold or otherwise unissued under the following Registration Statements on Form SB-2 (the “Registration Statements”) previously filed by the Company with the Securities and Exchange Commission (the “SEC”). Note that the share numbers listed below do not take into account corporate actions, such as reverse stock splits, taken in the interim:

●

Registration Statement No. 333-45722, pertaining to the registration of 25,160,000 shares of common stock, which was originally filed with the SEC on September 13, 2000 and amended on July 30, 2001, October 26, 2001 and March 20, 2002; and

●

Registration Statement No. 333-140147, pertaining to the registration 100,646,995 shares of common stock, which was originally filed with the SEC on January 23, 2007 and amended on July 18, 2007, October 9, 2007, July 17, 2009 and August 17, 2009.

As previously disclosed, on August 23, 2023, the Company and certain of its subsidiaries filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re: Orbital Infrastructure Group, Inc., et al.,” Case No. 23-90763. On November 28, 2023, the Bankruptcy Court entered its order confirming the Second Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation of Orbital Infrastructure, Inc. et al (the “Confirmed Plan”). The Company expects the Confirmed Plan to become effective on December 6, 2023.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities of the Company registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 5, 2023.

Orbital Infrastructure Group, Inc.

By:	/s/ James F. O’Neil
Name: James F. O’Neil
Title: Chief Executive Officer